UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) April 7, 2008

NetFabric Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-21419	76-0307819
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

299 Cherry Hill Road, Parsippany, NJ 07054
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code - (973) 537-0077

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01(d). Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard: Transfer of Listing.

On April 7, 2008, NetFabric Holdings, Inc. (the “Company’) received a notification (“Notification’) from the Financial Industry Regulatory Authority advising the Company that it is not current in its reporting obligations pursuant to the Company’s failure to file its Annual Report on Form 10-KSB for the year ended December 31, 2007. Pursuant to NASD Rule 6350, the securities of the Company will not be eligible for quotation on the Bulletin Board (“OTCBB) unless the Annual Report is filed before May 2, 2008. The Notification provides a grace period until May 2, 2008 by which time the Company may request a hearing on the Notification.

The Company has previously announced that its Board of Directors determined that it should no longer expend its limited financial resources on meeting its reporting obligations under the Securities Act of 1934, as amended. Accordingly, the Company does not currently plan to file any subsequent reports as previously announced and does not plan on appealing the Notification. The Company’s securities will no longer be eligible for trading on OTCBB and therefore will be removed on or about May 6, 2008.

Item 9.01. Financial Statements And Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	Letter from the Financial Industry Regulatory Authority, dated April 2, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETFABRIC HOLDINGS, INC.

Date: April 10, 2008	By:	/s/ Fahad Syed
Name: Fahad Syed
Title: Chairman and CEO

EXHIBIT INDEX

Exhibit Number	Description

99.1	Letter from the Financial Industry Regulatory Authority, dated April 2, 2008.